EXHIBIT 11

            CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                  STATEMENT OF NET INCOME PER SHARE
                  ---------------------------------
                  ($ in thousands, except per share)
                             (Unaudited)

                                                      Three Months Ended
                                                         September 30,
                                                    ----------------------
                                                     1996            1995
                                                    ------          ------
PRIMARY INCOME PER SHARE

Computation for statement of income

Net income per statement of income                  $  8,204       $  2,915
                                                    ========       ========
Common shares outstanding                             30,126         26,404

Adjustment to weighted average
 common shares outstanding:

    Add dilutive effect of:
       Employee Options                                2,003          2,122
                                                    --------       --------
Weighted average common shares and common
 equivalent shares outstanding, as adjusted           32,129         28,526
                                                    ========       ========
Net income per common share,
 as adjusted                                        $    .26       $    .10
                                                    ========       ========
FULLY DILUTED INCOME PER SHARE

Net income applicable to common stock as
 shown in primary computation above                 $  8,204       $  2,915
                                                    ========       ========
Common shares outstanding                             30,126         26,404

Adjustment to weighted average
 common shares outstanding:

    Add fully dilutive effect of:
       Employee Options                                2,043          2,368
                                                    --------       --------
Weighted average common shares and common
 equivalent shares outstanding, as adjusted           32,169         28,772
                                                    ========       ========
Fully diluted net income per common share            $   .26       $    .10
                                                    ========       ========